EXHIBIT 10.15

                         PRIDE PETROLEUM SERVICES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    SECTION 1
                PURPOSES OF PLAN, EFFECTIVE DATE AND DEFINITIONS

        1.1 PURPOSE. The purpose of the Pride Petroleum Services, Inc. Supplemental Executive Retirement Plan (the "Plan") is to provide specified benefits to a select group of management and highly compensated employees of Pride Petroleum Services, Inc. (the "Company") who contribute materially to the continued growth, development and future business success of the Company. The Plan shall be an unfunded, deferred compensation arrangement.

        1.2 EFFECTIVE DATE.  The Plan shall be effective as of January 1, 1996.

        1.3 DEFINITIONS. For purposes of this Plan, the following phrases or terms shall have the indicated meanings unless otherwise clearly apparent from the context.

               (a) "Annual Salary" means the Participant's base annual salary, excluding any and all bonuses received during such year.

               (b) "Beneficiary" means the person or persons designated by a Participant to receive the benefits which are payable under the Plan upon or after the death of the Participant.

               (c) "Committee" means the Compensation Committee of the Company established by its Board of Directors.

               (d) "Company" means Pride Petroleum Services, Inc., a Louisiana corporation.

               (e) "Employee" means any person who is employed by the Company on a regular, full-time basis determined by the personnel rules and practices of the Company.

               (f) "Employment Agreement" means the agreement entered into between a Participant and the Company which sets forth the terms of the Participant's employment with the Company.

               (g) "Mandatory Retirement Age" means the date a Participant attains age 65, or such other later date as specified by the Company's Board of Directors.

               (h) "Normal Retirement Age" means the date designated by the Committee for each Participant as each Participant is chosen for participation in this Plan.


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               (i) "Participant" means an Employee who satisfies the eligibility requirements of participate in this Plan.

                                    SECTION 2

                           ADMINISTRATION OF THE PLAN

        2.1 COMMITTEE POWERS. The Committee shall have full power and authority to interpret the provisions of the Plan and may from time to time establish rules for the administration of the Plan that are not inconsistent with the provisions and purposes of the Plan.

        2.2 COMMITTEE ACTION. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All action taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by a majority of the members of the Committee.

        2.3 COMMITTEE DETERMINATIONS CONCLUSIVE. All determinations of the Committee shall be final, binding and conclusive upon all persons. The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons. Without limiting the generality of the foregoing, the determination of the Committee as to whether a Participant has terminated his employment and the date thereof, or the cause to which termination of employment is attributable, shall be final, binding and conclusive upon all persons.

        2.4 COMMITTEE LIABILITY. No member of the Committee shall be liable for any act done or determination made in good faith.

                                    SECTION 3
                                   ELIGIBILITY

        3.1 ELIGIBILITY. Only certain Employees who are approved by the Company Compensation Committee and who, individually and collectively, constitute a select group of management or highly compensated employees shall participate in this Plan.

                                    SECTION 4
                                    BENEFITS

        4.1 NORMAL RETIREMENT BENEFIT. In the event a Participant retires after he attains his Normal Retirement Age of Mandatory Retirement Age, the Company shall pay or cause to be paid to the Participant a benefit ("Normal Retirement Benefit") equal to 2.5% of the Participant's final Annual Salary multiplied by the number of full years of the Participant's employment with the Company. The Normal Retirement Benefit shall be limited to 40% of the Participant's final Annual Salary and shall be paid in monthly installments for a period of ten (10) years, beginning on the first day of the month next following the Participant's retirement.


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        4.2 EARLY RETIREMENT BENEFIT. If a Participant has received the approval of the Committee for early retirement under this Plan and such Participant retires after attaining the age of 58 and after attaining at least 16 years of continuous employment with the Company ("Early Retirement Age"), the Company shall pay or cause to be paid to the Participant a benefit ("Early Retirement Benefit") equal to 2.5% of the Participant's final annual salary multiplied by the number of full years of the Participant's employment with the Company. The Early Retirement Benefit shall be limited to 40% of the Participant's final annual salary and shall be paid in monthly installments for a period of ten (10) years, beginning on the first day of the month next following the Participant's retirement.

        4.3 FORFEITURE. Unless otherwise provided under the terms of this Plan, a Participant shall forfeit all benefits payable under this Plan if such Participant's employment with the Company is terminated for any reason prior to attaining Normal Retirement Age or, if approved by the Committee for early retirement, prior to attaining Early Retirement Age.

        4.4 CHANGE IN CONTROL. Notwithstanding anything herein to the contrary, if a "Change in Control" (as such term is defined in the Participant's Employment Agreement) occurs, such Participant's accrued benefit to date (as set forth in Section 4.1) shall immediately become fully vested and shall be paid to the Participant in one lump sum at such time as he is separated from the Company.

        4.5 DEATH. If a Participant dies after the payment of benefits under this Plan has commenced, the remainder of the benefit shall be paid to the Participant's designated Beneficiary, provided, the present value of the remaining benefit may be paid, at the discretion of the Committee and with the consent of the Participant's Beneficiary, in one lump sum paid to the Participant's Beneficiary at the time of death.

        If a Participant dies prior to the commencement of benefits under this Plan, but after the Participant has attained Early Retirement Age and while still employed by the Company, the Participant's benefit shall be paid in full to the Participant's designated Beneficiary in monthly installments for a period of ten (10) years. The present value of the benefit may be paid, at the discretion of the Committee, but with the consent of the Participant's Beneficiary, in one lump sum at the time of death. If a Participant dies prior to attaining Early Retirement Age, such Participant shall receive no benefit pursuant to this Section.

        4.6 TOTAL AND PERMANENT DISABILITY. If a Participant is totally and permanently disabled prior to the commencement of the payment of any benefits hereunder, the Company shall pay or cause to be paid to the Participant a benefit ("Disability Benefit") equal to 2.5% of the Participant's final annual salary multiplied by the number of full years of the Participant's employment with the Company. The Disability Benefit shall be limited to 40% of the Participant's final annual salary and shall be paid in monthly installments for a period of ten (10) years, beginning on the first day of the month next following the Participant's becoming totally and permanently disabled.


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        4.7 CONDITIONS FOR PAYMENT OF BENEFITS. Notwithstanding anything herein to the contrary, benefits payable under this Plan shall be paid to a Participant only so long as the Participant abides by the confidentiality and noncompete provisions of such Participant's Employment Agreement throughout the entire benefit payment period.

        4.8 BENEFICIARY DESIGNATIONS. The person or persons to whom the benefits under this Plan are to be paid upon a Participant's death shall be the person or persons designated by the Participant to receive benefits under the procedure established by the Committee for designating Beneficiaries. In the event no valid designation of a Beneficiary exists at the time of a Participant's death, the benefit provided for in this Section shall be payable to the Participant's estate. This provision enabling each Participant to designate one or more beneficiaries shall constitute a nontestamentary payment provision covered by
Section 450 of the Texas Probate Code. Any payment made by the Company in good faith and in accordance with the provision of this Plan shall fully discharge the Company from all further obligations with respect to such payment.

        4.9 PAYMENTS TO MINORS AND INCOMPETENTS. Should the Participant become incompetent or should the Participant designate a beneficiary who is a minor or incompetent, the Company shall be authorized to pay such funds to a parent or guardian of the estate of such minor or incompetent, or directly to such minor or incompetent, whichever manner the Committee shall determine in its sole discretion.

        4.10 WITHHOLDING OF TAXES. The Company paying benefits hereunder shall deduct from the amount of all benefits paid under the Plan any taxes required to be withheld by the Federal or any state of local government.

                                    SECTION 5
                               SOURCE OF BENEFITS

        5.1 BENEFITS PAYABLE FROM GENERAL ASSETS. Amounts payable hereunder shall be paid exclusively from the general assets of the Company, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be looked to for such payment. The Company's liability for the payment of benefits hereunder shall be evidenced only by this Plan.

                                    SECTION 6
                             RIGHTS OF PARTICIPANTS

        6.1 LIMITATION OF RIGHTS. Nothing in this Plan shall be construed to:

            (a) Limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;


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               (b) Give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company; or

               (c) Be evidenced of any agreement of understanding, express or implied, that the Company will employ a Participant in any particular position or at any particular rate of remuneration.

        6.2 NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber or charge any right of benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall be held by the Company for the sole benefit of the Participant or the beneficiary, his or her spouse, children or other dependents, or any of them in such manner and in such proportion as the Committee shall deem proper, free and clear of the claims of any other party whatsoever.

        6.3 PREREQUISITES TO BENEFITS. No Participant, or any person claiming through a Participant, shall have any right or interest in the Plan or any benefits hereunder unless and until all the terms, conditions and provisions of the Plan that affect such Participant or such other person shall have been complied with as specified herein. The Participant shall complete such forms and furnish such information as the Committee may require in the administration of the Plan.

                                    SECTION 7
                                 CLAIM PROCEDURE

        7.1 FILING ORIGINAL CLAIM. Any person who believes he has been wrongfully denied benefits under the Plan may submit a written claim for benefits to the Committee. If any portion of the claim for benefits is denied, the Committee shall give notice stating the reason for the denial, a reference to the Plan provision, regulation, procedure, determination or other matter on which the denial was based, a description of any additional information or materials necessary to complete the claims procedure, and an explanation of this review procedure. This notice shall be sent to the address stated on the Employee's claim within a reasonable period of time after receipt of claim.

        7.2 APPEAL TO COMMITTEE. Any Employee, former Employee, or beneficiary of either, who has been denied a benefit under the Plan by a decision of the Committee shall be entitled to request the Committee to give further consideration to his claim by filing with the Committee a written request for a review of the decision of denial. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Commission no later than 60 days after receipt of the written notification of the denial of the claim


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for benefits. The Committee shall consider a claim as promptly as practicable and will attempt to make its decision within 60 days of receipt of the request for review, and no later than 120 days after the date.

                                    SECTION 8
                                  MISCELLANEOUS

        8.1 AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Company may amend or terminate this Plan at any time.

        8.2 RELIANCE UPON INFORMATION. The Board of Directors of the Company and the Committee may rely upon any information supplied to them by any officer of the Company, the Company's legal counsel or by the Company's independent public accountants in connection with the administration of the Plan, and shall not be liable for any decision or action in reliance thereon.

        8.3 GOVERNING LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of Texas; and the validity, construction, interpretation and effect of the Plan and all rights of any and all persons having or claiming to have any interest in the Plan shall be governed by the laws of the State of Texas to the extent such laws are not preempted by federal law.

        8.4 SEVERABILITY. All provisions herein are severable and in the event any one of them shall be held invalid by any court of competent jurisdiction, the Plan shall be interpreted as if such invalid provision was not contained herein.

        8.5 HEADINGS. The headings of the sections of this Plan are inserted for convenience only and shall not be deemed to constitute a part of this Plan.

        8.6 NONWAIVER. Failure on the part of any party in any one or more instances to enforce any of its rights which arise in connection with this Plan or to insist upon the strict performance of any of its terms, conditions, or covenants of this Plan shall not be construed as a waiver or a relinquishment for the future of any such rights, terms, conditions, or covenants. No waiver of any condition of this Plan shall be valid unless it is in writing.

        8.7 PLAN OF FILE. The Company shall place this Plan on file in the office of its principal place of business.

        8.8 NOTICES. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.


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        Executed this 22nd day of December, 1995.

                                       PRIDE PETROLEUM SERVICES, INC.

ATTEST:

/s/ROBERT W. RANDALL                   By:/s/RAY H. TOLSON
   Robert W. Randall                         Ray H. Tolson
   Secretary                                 President

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